Exhibit 99.1

State Auto Financial reports second quarter 2014 results

•     Quarterly income of $0.07 per share

•     Quarterly GAAP combined ratio of 107.3

•     Return on equity of 8.4%

•     Book value per share of $20.65

Columbus, Ohio (July 31, 2014) – State Auto Financial Corporation (NASDAQ:STFC) today reported second quarter 2014 net income of $3.0 million, or $0.07 per diluted share, versus net income of $6.2 million, or $0.15 per diluted share, for the second quarter of 2013. Net loss from operations[1] per diluted share for the second quarter 2014 was $0.01 versus net income from operations[1] per diluted share of $0.13 for the same 2013 period.

STFC’s GAAP combined ratio for the second quarter 2014 was 107.3 versus 103.6 for the second quarter of 2013. Catastrophe losses during the second quarter 2014 accounted for 7.9 points of the 71.0 total loss ratio points, or $21.2 million, versus 8.1 points of the total 70.6 loss ratio points, or $21.2 million, for the same period in 2013. Non-catastrophe losses included $11.4 million, or 4.2 loss ratio points, of loss and loss expense reserve strengthening for prior accident years on program business written through Risk Evaluation & Design LLC (RED), a wholly owned subsidiary of State Automobile Mutual Insurance Company, all of which was terminated in 2012 and is in runoff.

The State Auto Group’s homeowners’ quota share reinsurance arrangement decreased STFC’s underwriting loss for the second quarter of 2014 by $2.6 million and increased the combined ratio by 0.3 points. Pursuant to this arrangement, STFC ceded $48.6 million of written premium, $44.1 million of earned premium, $15.6 million of catastrophe losses and $18.3 million of non-catastrophe losses, and recognized $12.8 million of ceded commissions. This cession decreased STFC’s overall catastrophe loss ratio 3.9 points, increased the overall non-catastrophe loss ratio 3.1 points and increased the overall expense ratio 1.1 points.

Net written premium for the second quarter of 2014 increased 3.5% over the same period in 2013. By segment, net written premium for the second quarter of 2014 decreased 4.4% for personal insurance and increased 6.9% and 13.4% for business insurance and specialty insurance, respectively, from the same period in 2013. The decline in the personal insurance segment was driven by company actions to improve profitability. Business insurance premium growth remains positive, driven by higher average new business premium, increased renewal pricing and a recovering economy. The growth in specialty insurance was driven by pricing and new business.

News Release

Contact

Tara Shull

Investor Relations and Finance Director

614.917.4478 F 614.887.1793

Tara.Shull@StateAuto.com

Kyle Anderson

AVP/Director of Corporate Communication

614.917.5497 M 614.477.5301

Kyle.Anderson@StateAuto.com

Corporate Headquarters

518 E. Broad St.

Columbus, OH 43215

614.464.5000

800.444.9950

For additional information:

StateAuto.com/STFC

facebook.com/StateAuto

twitter.com/StateAuto

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State Auto Financial reports second quarter 2014 results, July 31, 2014

For the first six months of 2014, STFC had net income of $30.1 million, or $0.73 per diluted share, compared to a net income of $25.9 million, or $0.64 per diluted share1, for the same 2013 period. STFC’s GAAP combined ratio for the first six months of 2014 was 103.2 compared to 101.9 for the same 2013 period. Catastrophe losses increased the loss ratio for the first six months of 2014 by 5.2 points, or $27.5 million, compared to 4.9 points, or $25.8 million for the first six months of 2013. Non-catastrophe losses included $11.6 million, or 2.2 loss ratio points, of loss and loss expense reserve strengthening for prior accident years on terminated program business written through RED.

For the first six months of 2014, the homeowners’ quota share reinsurance arrangement increased STFC’s underwriting loss by $5.9 million or 1.4 points on the combined ratio. Pursuant to the arrangement, STFC ceded $86.5 million of written premium, $88.3 million of earned premium, $18.0 million of catastrophe losses and $38.8 million of non-catastrophe losses, and recognized $25.6 million of ceded commissions. This cession reduced STFC’s overall catastrophe loss ratio 2.1 points, increased the overall non-catastrophe loss ratio 2.6 points and increased the overall expense ratio 0.9 points.

Net written premiums year to date 2014 increased 2.1% compared to the same 2013 period. For the first six months of 2014, net written premium for the personal insurance segment decreased 4.4%, while the business and specialty insurance segments increased 5.0% and 10.3%, respectively, compared to the same period in 2013. The specialty insurance segment increase was due to growth in all specialty units, primarily excess and surplus property and casualty.

STFC’s book value was $20.65 per share as of June 30, 2014, an increase of $0.60 per share from STFC’s book value on March 31, 2014. Book value per share as of June 30, 2014, included a reduction of $1.69 for a deferred tax asset valuation allowance. Return on stockholders’ equity for the twelve months ended June 30, 2014, was 8.4% compared to 5.8% for the twelve months ended June 30, 2013.

STFC President and CEO Bob Restrepo commented on the quarter as follows:

“State Auto Financial Corporation produced a modest profit in the second quarter despite seasonally higher levels of catastrophe losses, a reserve increase for the terminated RED programs in runoff since 2012, and a charge of $4.4 million related to the reorganization of our IT department. We’re pleased with the increase in book value of almost 3% and the improved return on equity result of 8.4%. Year to date, net income is up and income from operations is comparable to 2013.

“We’re disappointed by the adverse development on the runoff RED business. We’ve been actively involved in managing larger claim files for about a year, but plan to take over full file management from third party administrators for the two largest programs beginning this summer. We expect this to allow for a more detailed, ground up analysis and a complete assessment by year end.

“Aside from RED, we remain pleased with the progress we continue to make in improving our underwriting results. Personal lines results continue to improve for both the personal auto and homeowner lines. Excluding the impact of catastrophes, personal automobile loss ratios improved by 3 points in the quarter and 3.5 points year to date. Homeowner results continue to

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State Auto Financial reports second quarter 2014 results, July 31, 2014 improve and we expect to make a solid underwriting profit in personal lines this year barring any unusual catastrophe events. The personal lines segment continues to benefit from higher prices, geographic diversification, disciplined agency management and strong claim performance. Year to date, prices are up 5.8% for personal auto and 7.5% for homeowners.

“In the business insurance segment, commercial auto and liability results continue to improve. Property results were again affected by an unusually high frequency and severity of large fire losses. For the quarter, prices are up 4.9% and 5.1% year to date. Production continues to benefit from price increases, larger new account premiums and stable retention.

“The specialty insurance segment continues to grow with superior underwriting results aside from RED. Excess and surplus (E&S) property had another exceptional quarter, benefitting from favorable weather and modest price increases despite a softening property pricing environment. E&S casualty production is strong with the addition of new underwriters and new distribution outlets. Production and profitability for E&S casualty will also benefit from the recent addition of the Partners General underwriting team. We remain pleased with our production and profit in the program segment aside from RED. Workers compensation results continue to be excellent, driven by modest growth, high single digit price increases, and disciplined market focus.

“The second quarter expense ratio was elevated primarily due to the charge associated with the IT reorganization. As previously disclosed, State Auto is moving to a new policy administration and billing system as part of a long-term technology transformation. To support this strategic direction, we’ve entered into an agreement with a third party to support approximately 90 applications primarily associated with our legacy policy administration and billing systems which will be replaced over the next several years. This initiative will accelerate our speed to market, provide a more flexible staffing model and reduce operating costs as we build out new technology platforms for the future.

“Looking to the future, we’re pleased with our improving underwriting performance, production momentum and disciplined market focus. Completing the RED claim file assessment this year clears the path for more predictable and stable profitability in the future.”

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner and one of Forbes’ 50 Most Trustworthy Financial Companies in America. STFC stock is traded on the NASDAQ Global Select Market, which is a segment of the NASDAQ Global Market with the highest initial listing standards of any exchange in the world.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies, which include retail agencies and wholesale brokers. The State Auto Group is rated A (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, Milbank, Meridian Security, Patrons Mutual, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.

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State Auto Financial reports second quarter 2014 results, July 31, 2014

[1]	Net income (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to income of $0.08 per diluted share for the second quarter 2014 and income of $0.25 year to date 2014 versus income of $0.02 per diluted share for the second quarter 2013 and income of $0.13 year to date 2013.

STFC has scheduled a conference call with interested investors for Thursday, July 31, at 11 a.m. ET to discuss the company’s second quarter 2014 performance. Live and archived broadcasts of the call can be accessed at http://www.StateAuto.com/STFC. A replay of the call can be heard beginning at 2 p.m., July 31, by calling 855-859-2056, conference ID 74117262. Supplemental schedules detailing the company’s second quarter 2014 financial, sales and underwriting results are made available on http://www.StateAuto.com/STFC prior to the conference call.

* * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(In millions, except per share amounts)	2014	2013	2014	2013
Net premiums written	$295.1	$285.1	$560.5	$548.8

Earned premiums	268.3	263.5	530.8	524.8
Net investment income	20.5	19.7	38.1	36.6
Net realized gain on investments	5.3	1.5	16.0	8.2
Other income	0.3	0.6	0.8	1.0

Total revenue	294.4	285.3	585.7	570.6

Income before federal income taxes	3.1	6.3	30.8	26.3
Federal income tax expense	0.1	0.1	0.7	0.4

Net income	$3.0	$6.2	$30.1	$25.9

Earnings per common share:
- basic	$0.07	$0.15	$0.74	$0.64
- diluted	$0.07	$0.15	$0.73	$0.64
(Loss) earnings per share from operations (A):
- basic	$(0.01)	$0.13	$0.48	$0.51
- diluted	$(0.01)	$0.13	$0.48	$0.51
Weighted average shares outstanding:
- basic	40.8	40.5	40.8	40.5
- diluted	41.2	40.8	41.2	40.7
Return on average equity (LTM)	8.4%	5.8%
Book value per share	$20.65	$17.53
Dividends paid per share	$0.10	$0.10	$0.20	$0.20
Total shares outstanding	40.9	40.6
GAAP ratios:
Cat loss and ALAE ratio	7.9	8.1	5.2	4.9
Non-cat loss and LAE ratio	63.1	62.5	63.0	63.5

Loss and LAE ratio	71.0	70.6	68.2	68.4
Expense ratio	36.3	33.0	35.0	33.5

Combined ratio	107.3	103.6	103.2	101.9

(A) Reconciliation of non-GAAP financial measure:

Net income from operations:
Net income	$3.0	$6.2	$30.1	$25.9
Less net realized gain on investments, less applicable federal income taxes	3.5	1.0	10.4	5.3

Net (loss) income from operations	$(0.5)	$5.2	$19.7	$20.6

Schedule 1A

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF HO QS ARRANGEMENT CESSION AND RED UNDERWRITING RESULTS

(unaudited)

The following table sets forth a reconciliation of the HO QS Arrangement cession on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the HO QS Arrangement had not been in effect for the three months ended June 30, 2014.

	GAAP HO QS Arrangement Cession - Overall Results
	Three Months Ended June 30, 2014
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession
Earned Premiums	$268.3	$44.1	$312.4
Losses and LAE Incurred:
Cat loss and ALAE	21.2	15.6	36.8
Non-cat loss and LAE	169.2	18.3	187.5

Loss and LAE	190.4	33.9	224.3
Acquisition and operating expenses	97.3	12.8	110.1

Net underwriting loss	$(19.4)	$(2.6)	$(22.0)

Cat loss and ALAE ratio	7.9%	35.3%	11.8%
Non-cat loss and LAE ratio	63.1%	41.7%	60.0%

Loss and LAE ratio	71.0%	77.0%	71.8%
Expense ratio	36.3%	29.0%	35.2%

Combined ratio	107.3%	106.0%	107.0%

The following table sets forth a reconciliation of the HO QS Arrangement cession and the former RED unit’s underwriting results on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the HO QS Arrangement had not been in effect and the RED results had been excluded for the three months ended June 30, 2013.

	Three Months Ended June 30, 2013
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession	RED	Pro Forma without RED and HO QS Cession
Earned Premiums	$263.5	$43.5	$307.0	$6.9	$300.1
Losses and LAE Incurred:
Cat loss and ALAE	21.2	12.2	33.4	0.6	32.8
Non-cat loss and LAE	164.9	22.0	186.9	7.8	179.1

Loss and LAE	186.1	34.2	220.3	8.4	211.9
Acquisition and operating expenses	87.0	12.6	99.6	2.5	97.1

Net underwriting (loss) gain	$(9.6)	$(3.3)	$(12.9)	$(4.0)	$(8.9)

Cat loss and ALAE ratio	8.1%	28.0%	10.9%	8.7%	10.9%
Non-cat loss and LAE ratio	62.5%	50.6%	60.9%	113.0%	59.7%

Loss and LAE ratio	70.6%	78.6%	71.8%	121.7%	70.6%
Expense ratio	33.0%	29.0%	32.4%	36.2%	32.4%

Combined ratio	103.6%	107.6%	104.2%	157.9%	103.0%

Schedule 1B

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF HO QS ARRANGEMENT CESSION AND RED UNDERWRITING RESULTS

(unaudited)

The following table sets forth a reconciliation of the HO QS Arrangement cession on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the HO QS Arrangement had not been in effect for the six months ended June 30, 2014.

	GAAP HO QS Arrangement Cession - Overall Results
	Six Months Ended June 30, 2014
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession
Earned Premiums	$530.8	$88.3	$619.1
Losses and LAE Incurred:
Cat loss and ALAE	27.5	18.0	45.5
Non-cat loss and LAE	334.7	38.8	373.5

Loss and LAE	362.2	56.8	419.0
Acquisition and operating expenses	185.8	25.6	211.4

Net underwriting (loss) gain	$(17.2)	$5.9	$(11.3)

Cat loss and ALAE ratio	5.2%	20.4%	7.3%
Non-cat loss and LAE ratio	63.0%	43.9%	60.4%

Loss and LAE ratio	68.2%	64.3%	67.7%
Expense ratio	35.0%	29.0%	34.1%

Combined ratio	103.2%	93.3%	101.8%

The following table sets forth a reconciliation of the HO QS Arrangement cession and the former RED unit’s underwriting results on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the HO QS Arrangement had not been in effect and the RED results had been excluded for the six months ended June 30, 2013.

	Six Months Ended June 30, 2013
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession	RED	Pro Forma without RED and HO QS Cession
Earned Premiums	$524.8	$88.9	$613.7	$17.9	$595.8
Losses and LAE Incurred:
Cat loss and ALAE	25.8	14.2	40.0	0.4	39.6
Non-cat loss and LAE	333.3	39.3	372.6	21.0	351.6

Loss and LAE	359.1	53.5	412.6	21.4	391.2
Acquisition and operating expenses	175.8	25.8	201.6	6.2	195.4

Net underwriting (loss) gain	$(10.1)	$9.6	$(0.5)	$(9.7)	$9.2

Cat loss and ALAE ratio	4.9%	16.0%	6.5%	2.2%	6.6%
Non-cat loss and LAE ratio	63.5%	44.2%	60.7%	117.3%	59.0%

Loss and LAE ratio	68.4%	60.2%	67.2%	119.5%	65.7%
Expense ratio	33.5%	29.0%	32.8%	34.6%	32.8%

Combined ratio	101.9%	89.2%	100.0%	154.1%	98.6%